Exhibit 4.8

Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934, as amended

As of December 31, 2019, LM Funding America, Inc. (the “Company,” “we,” “us,” and “our”) had two classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (i) our common stock, par value $0.001 per share (“Common Stock”) and (ii) our warrants to purchase common stock (“Warrants”).

The following description of our Common Stock and Warrants is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Certificate of Incorporation, as amended (our “Certificate of Incorporation”), our By-Laws (our “By-Laws”), and the terms of the Warrant Agreements for our outstanding Warrants (the “Warrant Agreements”), each of which is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and incorporated by reference herein. We encourage you to read our Certificate of Incorporation, our By-Laws, the Warrant Agreements and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) for additional information.

Common Stock

Authorized Capital Stock. Under our Certificate of Incorporation, we are authorized to issue 30,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series designated by our board of directors (the “Board of Directors”).

Voting Rights.  The holders of our Common Stock are entitled to one vote per share. Holders of our common stock are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all holders of Common Stock present in person or represented by proxy, voting together as a single class. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by (in addition to any vote of the holders of one or more series of preferred stock that may be required to vote pursuant to the terms of our Certificate of Incorporation) the affirmative vote of holders of shares of capital stock of the Company representing a majority of the votes represented by all outstanding shares of capital stock of the Company entitled to vote, irrespective of any of the provisions of the DGCL.

Dividends.  Holders of our Common Stock will share ratably (based on the number of shares of Common Stock held) if and when any dividend is declared by the Board of Directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends by us and subject to any restrictions or preferential rights on the payment of dividends imposed by the terms of any outstanding series of preferred stock.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to share ratably in all assets of the Company remaining after the payment of its liabilities, subject to the prior distribution rights of any series of preferred stock then outstanding.

Other Rights. Our Common Stock is not subject to redemption nor do holders of our Common Stock have any preemptive rights to purchase additional shares of Common Stock. Holders of shares of our Common Stock do not have subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

Reverse Stock Split. On October 15, 2018, the Company effected a consolidation of its Common Stock (the “Reverse Stock Split”) by means of a one-for-ten (1:10) reverse split of its outstanding Common Stock, par value $0.001 per share. As a result of the Reverse Stock Split, every ten shares of Common Stock were consolidated into one share of Common Stock, effective as of October 16, 2018.

Listing on The Nasdaq Global Market.  Our Common Stock is listed on The Nasdaq Capital Market under the symbol “LMFA”.

Preferred Stock

Our Certificate of Incorporation provides that our Board of Directors has the authority, without action by the stockholders, to designate and issue up to 5,000,000 shares of preferred stock in one or more classes or series and to fix the powers, rights, preferences, and privileges of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the Common Stock. Currently, the Company has no shares of preferred stock outstanding.

Warrants

As of December 31, 2019, the Company had 3,843,587 outstanding Warrants to purchase up to an aggregate of 2,879,287 shares of Common Stock as follows:

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1,200,000 Warrants to purchase up to 120,000 shares of Common Stock that were issued by the Company on October 23, 2015 in connection with the Company’s initial public offering, and these Warrants are listed on the The Nasdaq Capital Market under the symbol “LMFAW”;

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140,387 Warrants to purchase up to 143,587 shares of Common Stock that were issued by the Company on April 2, 2018 in connection with a private debt transaction and related securities purchase agreement;

•	2,490,700 Warrants to purchase up to 2,490,700 shares of Common Stock that were issued by the Company on October 31, 2018 in connection with the Company’s secondary offering; and
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125,000 Warrants to purchase up to 125,000 shares of Common Stock that were issued by the Company on May 1, 2019 pursuant to the Underwriting Agreement (as defined below) entered into in connection with the Company’s secondary offering on October 31, 2018.

Initial Public Offering Warrants

Amount of Warrants and Shares Issuable.As part of its initial public offering, on October 23, 2015 the Company issued Warrants that allowed for the right to purchase 1,200,000 shares of Common Stock at an average exercise price of $12.50 per share the (“IPO Warrants”). Due to the Reverse Stock Split on October 16, 2018, each IPO Warrant may only purchase one-tenth of one share of Common Stock at an exercise price of $125.00, meaning that such IPO Warrants now represent the right to purchase up to 120,000 shares of Common Stock. As of December 31, 2019 there were 1,200,000 IPO Warrants outstanding.

Duration and Exercise Price. The IPO Warrants have a weighted average exercise price of $125.00 per share. The IPO Warrants expire on October 23, 2020.

Exercisability and Cashless Exercise. The IPO Warrants are exercised by surrendering to the Company a warrant certificate evidencing the IPO Warrants to be exercised, with the exercise form included therein duly completed and executed, and paying to the Company the exercise price per share in cash or check payable to it. At any time while there is an effective registration statement available for the issuance of shares of Common Stock issuable pursuant to the IPO Warrants, the IPO Warrants may be exercised only with a cash payment. If a registration statement is not available for the issuance of the underlying shares of Common Stock, the IPO Warrants may be exercised on a cashless net-share basis. We are obligated under the IPO Warrants to use our best efforts to maintain an effective registration statement with respect to the issuance of the underlying shares of Common Stock. Under no circumstances will a holder of IPO Warrants be entitled to settle the warrants for cash, even in the absence of an effective registration statement.

Adjustment. As long as any of the IPO Warrants remain outstanding, the number of shares of Common Stock to be issued upon the exercise of the IPO Warrants, and the exercise price thereof, will be adjusted in the event of one or more stock splits, readjustments or reclassifications. In the event of any of the foregoing, the remaining number of shares of Common Stock still subject to the IPO Warrants shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares of Common Stock outstanding and the exercise price per share shall be decreased or increased, as the case may be, in the same proportion.

Reservation of Shares. The terms of the IPO Warrants require that we have reserved a sufficient number of shares of Common Stock for issuance upon exercise of the IPO Warrants and such shares, when issued in accordance with the terms of the IPO Warrants, will be fully paid and non-assessable.

Fractional Shares. No fractional shares of Common Stock shall be issued upon the exercise of an IPO Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up or down, as applicable, to the nearest whole number.

Rights as a Stockholder. The holders of the IPO Warrants as such are not entitled to vote, receive dividends or to exercise any of the rights of holders of shares of Common Stock for any purpose until such IPO Warrants shall have been duly exercised and payment of the purchase price shall have been made. Under no circumstances will a holder of IPO Warrants be entitled to settle the warrants for cash, even in the absence of an effective registration statement.

Cancellation. If for at least ten trading days within any period of twenty consecutive trading days, including the last trading day of the period, the closing price per share of Common Stock exceeds 150% of the public offering price in the Company’s initial public offering, we may cancel any IPO Warrants remaining outstanding and unexercised. The date upon which we may cancel such IPO Warrants must be a date which is more than thirty (30) calendar days, but less than sixty (60) calendar days, after a notice is mailed by first class mail to all registered holders of the IPO Warrants following the satisfaction of the conditions described above, or such longer time as may be required by regulatory authorities.

Private Placement Warrants

Amount of Warrants and Shares Issuable. On April 2, 2018, the Company entered into a Securities Purchase Agreement with a New York-based family office (“Investor”) pursuant to which the Company issued to Investor five-year warrants to purchase 400,000 shares of Common Stock, exercisable at the closing per share bid price on April 2, 2018 (the “Private Placement Warrants”). Due to the Reverse Stock Split and subsequent issuances of Common Stock and Warrants, including in connection with the Secondary Offering (as defined below), the Private Placement Warrants now represent the right to purchase up to 143,587 shares of Common Stock at an exercise price of $1.84 per share. As of December 31, 2019, there were 140,387 Private Placement Warrants outstanding.

Duration and Exercise Price. The Private Placement Warrants currently have an exercise price of $1.84 per share. The Private Placement Warrants expire on April 2, 2023.

Exercisability and Cashless Exercise. The Private Placement Warrants are exercised by delivery of an exercise notice for the portion of the Private Placement Warrants to be exercised, along with payment of the exercise price, either in immediately available funds or by means of a cashless exercise. If a registration statement is not available for the issuance of the underlying shares of Common Stock for the Private Placement Warrants, the Private Placement Warrants may, at the option of the holder, be exercised on a cashless net-share basis.

Adjustment. As long as any of the Private Placement Warrants remain outstanding, the number of shares of Common Stock to be issued upon the exercise of the Private Placement Warrants, and the exercise price thereof, will be adjusted in the event of one or more stock splits, readjustments or reclassifications. In the event of any of the foregoing, the remaining number of shares of Common Stock still subject to the Private Placement Warrants shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares of Common Stock outstanding and the exercise price per share shall be decreased or increased, as the case may be, in the same proportion. In addition, in the event (i) we issue any rights, options or warrants entitling them to subscribe for or purchase shares of Common Stock (“Purchase Rights”) or (ii) distribute any evidence of our indebtedness or assets (including cash or cash dividends) or rights or warrants to subscribe for or purchase a security other than our Common Stock (a “Distribution”), to all of the holders of our Common Stock, the holders of the Private Placement Warrants, upon exercise of the Private Placement Warrants, will be entitled to receive such Purchase Rights or participate in such Distribution to the same extent as if they had exercised the Private Placement Warrants and received the underlying shares of Common Stock as of immediately before the date of determination for the issuance of such Purchase Rights or Distribution. Furthermore, in the event the Company undertakes a “fundamental transaction”, including any merger or business combination, sale of substantially all of its assets, tender offer or exchange offer, or similar transaction, the holder of the Private Placement Warrants will be entitled to receive, upon exercise of the Private Placement Warrants, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of the fundamental transaction, as if it had been the holder of the number of shares of Common Stock issuable upon full exercise of its Private Placement Warrants. The Warrant Agreement for the Private Placement Warrants also includes a consent right on behalf of the holder prior to the Company’s entrance into any such “fundamental transaction.”

Anti-Dilution Protection. In addition to the structural protections afforded the holders of the Private Placement Warrants described above, the Private Placement Warrants also include full-ratchet anti-dilution protection in the event of subsequent issuances by the Company of shares of Common Stock, options or other securities convertible into shares of Common Stock, including by way of adjustments to the option price or conversion rate of such options or convertible securities (subject to certain exceptions).

Limitations on Issuance. The terms of the Warrant Agreement for the Private Placement Warrants includes a limitation on the issuance of shares of Common Stock upon exercise of the Private Placement Warrants in the event that, following exercise of all or  a portion of such holder’s Private Placement Warrants, the holder thereof, along with such persons affiliates or others deemed a “group” under the rules of the Exchange Act, would be deemed to beneficially own greater than 4.99% of the Company’s Common Stock, with beneficial ownership determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

Reservation of Shares. The terms of the Private Placement Warrants require that we have reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Private Placement Warrants and such shares, when issued in accordance with the terms of the Private Placement Warrants, will be fully paid and non-assessable.

Fractional Shares. In the event that fractional shares will not be issued upon the exercise of the Private Placement Warrants, and no payment will be made with respect to any fractional shares to which any Private Placement Warrant holder might otherwise be entitled upon exercise of the Private Placement Warrants.

Rights as a Stockholder. The holders of the Private Placement Warrants as such are not entitled to vote, receive dividends or to exercise any of the rights of holders of shares of Common Stock for any purpose until such Private Placement Warrants shall have been duly exercised and the underlying shares of Common Stock for such Private Placement Warrants shall have been received by the holder thereof.

Secondary Offering Warrants

Amount of Warrants and Shares Issuable. On October 30, 2018, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC (the “Underwriter”) with respect to the issuance and sale, in an underwritten public offering (the “Secondary Offering”), of (i) 1,005,000 units (the “Units”), with each Unit being comprised of one share of our Common Stock, and one Warrant to purchase one share of our Common Stock (the “Common Warrants”), (ii) 1,495,000 pre-funded units (the “Pre-Funded Units”), with each Pre-Funded Unit being comprised of one pre-funded Warrant to purchase one share of our Common Stock at an exercise price of $.01 per share (the “Pre-Funded Warrants”) and one Common Warrant. The shares of our Common Stock and Common Warrants included in the Units, and the Common Warrants and Pre-Funded Warrants included in the Pre-Funded Units, were offered together, but the securities included in the Units and Pre-Funded Units were issued separately. As of December 31, 2019, there were [________] Pre-Funded Warrants and 2,490,700 Common Warrants outstanding.

Pre-Funded Warrants

Duration and Exercise Price. Each Pre-Funded Warrant has exercise price of $0.01 per share of Common Stock. The Pre-Funded Warrants expire on November 1, 2023.

Exercisability and Cashless Exercise. The Pre-Funded Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). If a registration statement is not available for the issuance of the underlying shares of Common Stock, the Pre-Funded Warrants may be exercised on a cashless net-share basis.

Adjustment. As long as any of the Pre-Funded Warrants remain outstanding, the number of shares of Common Stock to be issued upon the exercise of the Pre-Funded Warrants, and the exercise price thereof, will be adjusted in the event of one or more stock splits, readjustments or reclassifications. In the event of any of the foregoing, the remaining number of shares of Common Stock still subject to the Pre-Funded Warrants shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares of Common Stock outstanding and the exercise price per share shall be decreased or increased, as the case may be, in the same proportion. In addition, in the event (i) we issue any rights, options or warrants entitling them to subscribe for or purchase shares of Common Stock (“Purchase Rights”) or (ii) distribute any evidence of our indebtedness or assets (including cash or cash dividends) or rights or warrants to subscribe for or purchase a security other than our Common Stock (a “Distribution”), to all of the holders of our Common Stock, the holders of the Pre-Funded Warrants, upon exercise of the  Pre-Funded Warrants, will be entitled to receive such Purchase Rights or participate in such Distribution to the same extent as if they had exercised the Pre-Funded Warrants and received the underlying shares of Common Stock as of immediately before the date of determination for the issuance of such Purchase Rights or Distribution. Furthermore, in the event the Company undertakes a “fundamental transaction”, including any merger or business combination, sale of substantially all of its assets, tender offer or exchange offer, or similar transaction, then the Pre-Funded Warrant will become the right thereafter to receive, upon exercise, the number of shares of Common Stock of the successor or acquiring corporation (or the Company, if it is the survivor) and any additional consideration receivable upon such a fundamental transaction by holders of shares of Common Stock immediately prior to such fundamental transaction.

Limitations on Issuance. The terms of the Pre-Funded Warrants include a limitation on the issuance of shares of Common Stock upon exercise of the Pre-Funded Warrants. A holder (together with its affiliates) may not exercise any portion of a Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the Company’s outstanding Common Stock immediately after exercise. However, any holder may increase such percentage to any other percentage not in excess of 9.99%; provided that any increase in such percentage shall not be effective until 61 days after the holder give notice to us of such increase.

Reservation of Shares. The terms of the Pre-Funded Warrants require that we have reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Pre-Funded Warrants and such shares, when issued in accordance with the terms of the Pre-Funded Warrants, will be fully paid and non-assessable.

Fractional Shares. Fractional shares will not be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Rights as a Stockholder. The holders of the Pre-Funded Warrants as such are not entitled to vote, receive dividends or to exercise any of the rights of holders of shares of Common Stock for any purpose until such Pre-Funded Warrants shall have been duly exercised and the underlying shares of Common Stock for such Pre-Funded Warrants shall have been received by the holder thereof.

Common Warrants

Duration and Exercise Price. The Common Warrants have an exercise price of $2.40 per share of Common Stock, subject to adjustment in certain circumstances, as described further below. The Common Warrants expire on November 1, 2023.

Exercisability and Cashless Exercise.  The Common Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). If a registration statement is not available for the issuance of the underlying shares of Common Stock, the Common Warrants may be exercised on a cashless net-share basis.

Adjustment. As long as any of the Common Warrants remain outstanding, the number of shares of Common Stock to be issued upon the exercise of the Common Warrants, and the exercise price thereof, will be adjusted in the event of one or more stock splits, readjustments or reclassifications. In the event of any of the foregoing, the remaining number of shares of Common Stock still subject to the Common Warrants shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares of Common Stock outstanding and the exercise price per share shall be decreased or increased, as the case may be, in the same proportion. In addition, in the event (i) we issue any rights, options or warrants entitling them to subscribe for or purchase shares of Common Stock (“Purchase Rights”) or (ii) distribute any evidence of our indebtedness or assets (including cash or cash dividends) or rights or warrants to subscribe for or purchase a security other than our Common Stock (a “Distribution”), to all of the holders of our Common Stock, the holders of the Common Warrants, upon exercise of the  Common Warrants, will be entitled to receive such Purchase Rights or participate in such Distribution to the same extent as if they had exercised the Common Warrants and received the underlying shares of Common Stock as of immediately before the date of determination for the issuance of such Purchase Rights or Distribution. Furthermore, in the event the Company undertakes a “fundamental transaction”, including any merger or business combination, sale of substantially all of its assets, tender offer or exchange offer, or similar transaction, then the Common Warrant will become the right thereafter to receive, upon exercise, the number of shares of Common Stock of the successor or acquiring corporation (or the Company, if it is the survivor) and any additional consideration receivable upon such a fundamental transaction by holders of shares of Common Stock immediately prior to such fundamental transaction.

Anti-Dilution Protection. In addition to the structural protections afforded the holders of the Common Warrants described above, the Common Warrants also include full-ratchet anti-dilution protection in the event of subsequent issuances by the Company of shares of Common Stock, options or other securities convertible into shares of Common Stock, including by way of adjustments to the option price or conversion rate of such options or convertible securities (subject to certain exceptions).

Limitations on Issuance. The terms of the Common Warrants include a limitation on the issuance of shares of Common Stock upon exercise of the Common Warrants. A holder (together with its affiliates) may not exercise any portion of a Common Warrant to the extent that the holder would own more than 4.99% of the Company’s outstanding Common Stock immediately after exercise. However, any holder may increase such percentage to any other percentage not in excess of 9.99%; provided that any increase in such percentage shall not be effective until 61 days after the holder give notice to us of such increase.

Reservation of Shares. The terms of the Common Warrants require that we have reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Common Warrants and such shares, when issued in accordance with the terms of the Common Warrants, will be fully paid and non-assessable.

Fractional Shares. Fractional shares will not be issued upon the exercise of the Common Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Rights as a Stockholder. The holders of the Common Warrants as such are not entitled to vote, receive dividends or to exercise any of the rights of holders of shares of Common Stock for any purpose until such Common Warrants shall have been duly exercised and the underlying shares of Common Stock for such Common Warrants shall have been received by the holder thereof.

Underwriter Warrants

Amount of Warrants and Shares Issuable. On May 1, 2019, the Underwriter exercised its option, pursuant to the Underwriting Agreement, to purchase Warrants representing the right to purchase up to 125,000 shares of

Common Stock, at an exercise price of $2.64 per share of Common Stock (the “Underwriter Warrants”). As of December 31, 2019, there were 125,000 Underwriter Warrants outstanding.

Duration and Exercise Price. The Underwriter Warrants have an exercise price of $2.64 per share of Common Stock. The Underwriter Warrants expire on May 2, 2022.

Exercisability and Cashless Exercise.  The Underwriter Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). If a registration statement is not available for the issuance of the underlying shares of Common Stock, the Underwriter Warrants may be exercised on a cashless net-share basis.

Adjustment. As long as any of the Underwriter Warrants remain outstanding, the number of shares of Common Stock to be issued upon the exercise of the Underwriter Warrants, and the exercise price thereof, will be adjusted in the event of one or more stock splits, readjustments or reclassifications. In the event of any of the foregoing, the remaining number of shares of Common Stock still subject to the Underwriter Warrants shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares of Common Stock outstanding and the exercise price per share shall be decreased or increased, as the case may be, in the same proportion. In addition, in the event (i) we issue any rights, options or warrants entitling them to subscribe for or purchase shares of Common Stock (“Purchase Rights”) or (ii) distribute any evidence of our indebtedness or assets (including cash or cash dividends) or rights or warrants to subscribe for or purchase a security other than our Common Stock (a “Distribution”), to all of the holders of our Common Stock, the holders of the Underwriter Warrants, upon exercise of the  Underwriter Warrants, will be entitled to receive such Purchase Rights or participate in such Distribution to the same extent as if they had exercised the Underwriter Warrants and received the underlying shares of Common Stock as of immediately before the date of determination for the issuance of such Purchase Rights or Distribution. Furthermore, in the event the Company undertakes a “fundamental transaction”, including any merger or business combination, sale of substantially all of its assets, tender offer or exchange offer, or similar transaction, then the Underwriter Warrant will become the right thereafter to receive, upon exercise, the number of shares of Common Stock of the successor or acquiring corporation (or the Company, if it is the survivor) and any additional consideration receivable upon such a fundamental transaction by holders of shares of Common Stock immediately prior to such fundamental transaction

Limitations on Issuance. The terms of the Underwriter Warrants include a limitation on the issuance of shares of Common Stock upon exercise of the Underwriter Warrants. A holder (together with its affiliates) may not exercise any portion of a Underwriter Warrant to the extent that the holder would own more than 4.99% of the Company’s outstanding Common Stock immediately after exercise. However, any holder may increase such percentage to any other percentage not in excess of 9.99%; provided that any increase in such percentage shall not be effective until 61 days after the holder give notice to us of such increase.

Reservation of Shares. The terms of the Underwriter Warrants require that we have reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Underwriter Warrants and such shares, when issued in accordance with the terms of the Underwriter Warrants, will be fully paid and non-assessable.

Fractional Shares. Fractional shares will not be issued upon the exercise of the Underwriter Warrants. Rather, the number of shares of Common Stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Rights as a Stockholder. The holders of the Underwriter Warrants as such are not entitled to vote, receive dividends or to exercise any of the rights of holders of shares of Common Stock for any purpose until such Underwriter Warrants shall have been duly exercised and the underlying shares of Common Stock for such Underwriter Warrants shall have been received by the holder thereof.

Anti-Takeover Provisions

Our Certificate of Incorporation and By-Laws

Our Certificate of Incorporation and our By-Laws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board of Directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board of Directors the power to discourage acquisitions that some stockholders may favor. These provisions are described further below.

Staggered Board. Our Certificate of Incorporation provides that our Board of Directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As such, at a given annual meeting, only a portion of our Board of Directors may be considered for election. Since our “staggered board” may prevent our stockholders from replacing a majority of our Board of Directors at certain annual meetings, it may entrench our management and discourage unsolicited stockholder proposals.

Undesignated Preferred Stock. Our Certificate of Incorporation provides our Board of Directors with the ability to designate the terms of and issue a new series of preferred stock. The purpose of authorizing our Board of Directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Common Stock and otherwise discourage a potential acquisition of the Company by a third party.

Special Meetings of Stockholders. Special meetings of stockholders may only be called by the Chairman of our Board of Directors, the Chief Executive Officer or the Secretary pursuant to a resolution adopted by a majority of the directors then in office, or by stockholders holding at least a majority of the issued and outstanding voting stock of the Company. The only matters that may be considered at any special meeting of the stockholders are the matters specified in the notice of the meeting.

Stockholder Notice Provisions. Our By-Laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors or a committee of the Board of Directors. Our By-Laws also provide certain form requirements for any such proposal delivered in accordance with the advanced notice procedures set forth therein.

No Stockholder Written Consent in Lieu of Meeting. Our By-Laws provide that any action required or permitted to be taken by the stockholders of the Company must be effected at an annual or special meeting of stockholders of the Company and may not be effected in lieu thereof by any consent in writing by such stockholders unless the action to be effected by written consent of the stockholders and the taking of such action by written consent have been approved in advance by a resolution adopted by the Board of Directors.

Delaware Law

Section 203 of the DGCL. In our Certificate of Incorporation, we elected not to be governed by Section 203 of the DGCL, which regulates corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with an “interested stockholder.”